UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2008

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-29981

(Commission File Number)

91-2027724

(IRS Employer Identification No.)

18/F Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong

(Address of principal executive offices and Zip Code)

+852.3586.1383

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2

Item 1.01	Entry into a Material Definitive Agreement

On February 17, 2008, we entered into a share cancellation agreement with Eddie Chou, one of our directors and our chief technical officer, whereby Mr. Chou agreed to cancel 1,200,000 of the shares of common stock of our company that he currently owns. Upon cancellation of the 1,200,000 shares, Mr. Chou will own 11,125,492 shares of our common stock.

Also on February 17, 2008, we entered into a share cancellation agreement with Ricky Chiu, a former director of our company, whereby Mr. Chiu agreed to cancel 1,800,000 of the shares of common stock of our company that he currently owns. Upon cancellation of the 1,800,000 shares, Mr. Chiu will own 16,687,733 shares of our common stock.

Also on February 17, 2008, we entered into a share cancellation agreement with Legend View, a company owned by our president and director Gerald Lau, whereby Legend View agreed to cancel 8,000,000 of the shares of common stock of our company that it currently owns. Upon cancellation of the 8,000,000 shares, Legend View will own 2,800,000 shares of our common stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors’ Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2008, Hilary W.L. Chu resigned as a director of our company. Following Ms. Chu’s resignation, our board presently consists of Gerald Lau, Eddie Chou and Edwin Chan.

Item 9.01	Financial Statements and Exhibits
10.1	Share Cancellation Agreement with Eddie Chou
10.2	Share Cancellation Agreement with Ricky Chiu
10.3	Share Cancellation Agreement with Legend View

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPACK ENVIRONMENTAL SOLUTIONS INC.

By: /s/ Gerald Lau

Gerald Lau
President and Director
Dated: March 3, 2008